UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street

West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01             Entry into a Material Definitive Agreement.

On March 4, 2010, First Chester County Corporation (“First Chester”), the holding company for First National Bank of Chester County (the “Bank”) and Tower Bancorp, Inc. (“Tower”), the holding company for Graystone Tower Bank (“Graystone”), entered into the First Amendment to Agreement and Plan of Merger (the “Amendment”), which amends that certain Agreement and Plan of Merger dated December 27, 2009 between First Chester and Tower (the “Merger Agreement”).

The Amendment provides for the merger of the Bank with and into Graystone, with Graystone as the surviving institution (the “Bank Merger”). Graystone and the Bank entered into a Bank Plan of Merger on March 4, 2010. The Amendment additionally provides for the potential sale of the American Home Bank Division of the Bank (the “AHB Division”) at or prior to the consummation of the Merger. First Chester has agreed to engage a financial advisor to assist in the sale of the AHB Division as soon as practicable after the execution of the Amendment.

On March 4, 2010, as required by the Amendment, First Chester and Tower entered into a Loan Agreement, which provides for a credit facility of up to $2 million permitting draws thereunder from time to time by First Chester for the purpose of contributing additional capital to the Bank in the event that as a result of the attempt to sell the AHB Division, the actual sale thereof, or the effects on the Bank of such sale, the Bank’s regulatory capital ratios, as reported in the Bank’s quarterly call report, fall below the minimum regulatory capital ratios applicable to the Bank, unless the Bank’s regulator indicates that it will not take immediate action to enforce such minimum levels prior to consummation of the Merger. The obligations of First Chester under the Credit Agreement are secured by a second lien in favor of Tower of all of the common stock of the Bank which secures the obligations of First Chester to Graystone under that certain Loan Agreement dated November 20, 2009, as amended, between First Chester and Graystone. Aggregate draws under the credit facility shall be limited to an amount equal to the amount of additional capital required for purposes of satisfying the minimum capital ratios applicable to the Bank.

A copy of the Amendment, Bank Plan of Merger and the Loan Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Other Information

The proposed transaction will be submitted to the shareholders of First Chester and Tower for their consideration and approval. In connection with the proposed transaction, Tower will be filing with the SEC a registration statement on Form S-4 which will include a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and First Chester. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important First Chester, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101, Attention: Brent Smith, Investor Relations, telephone 717-724-4666 or by contacting First Chester Financial Corporation, 9 North High Street, West Chester, Pennsylvania 19381, Attention: John Stoddart, Investor Relations, telephone 484-881-4141. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Tower, First Chester and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and First Chester shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and First Chester shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Tower’s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site (www.sec.gov). Information about First Chester’s executive officers and directors is set forth in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site. You can also obtain free copies of these documents from Tower or First Chester, as appropriate, using the contact information above.

This document is not an offer to sell shares of Tower’s securities which may be issued in the proposed transaction. Such securities are offered only by means of the joint proxy statement/prospectus referred to above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Agreement and Plan of Merger by and between First Chester County Corporation and Tower Bancorp, Inc, dated March 4, 2010.
10.2	Bank Plan of Merger by and between the First National Bank of Chester County and Graystone Tower Bank, dated March 4, 2010.
10.3	Loan Agreement, by and between First Chester County Corporation and Tower Bancorp, Inc, dated March 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2010	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John A. Featherman, III
	Name:	John A. Featherman, III
	Title:	Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	First Amendment to Agreement and Plan of Merger by and between First Chester County Corporation and Tower Bancorp, Inc, dated March 4, 2010.
10.2	Bank Plan of Merger by and between the First National Bank of Chester County and Graystone Tower Bank, dated March 4, 2010.
10.3	Loan Agreement, by and between First Chester County Corporation and Tower Bancorp, Inc, dated March 4, 2010.